UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

HEALTHCARE TRUST OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35568	20-4738467
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

(480) 998-3478

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2013, Healthcare Trust of America Holdings, LP (the “Operating Partnership”), the operating partnership subsidiary of Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”), issued $300.0 million in aggregate principal amount of its 3.70% Senior Notes due 2023 (the “Notes”).

The terms of the Notes are governed by an indenture, dated March 28, 2013 (the “Indenture”), among the Operating Partnership, as issuer, HTA, as guarantor, and U.S. Bank National Association, as trustee. The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to incur additional indebtedness, requirements to maintain a pool of unencumbered assets and requirements to maintain insurance with financially sound and reputable insurance companies. A copy of the Indenture, including the form of the Notes and guarantee of the Notes by HTA, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

The net proceeds from the issuance of the Notes will be approximately $295.4 million, after deducting initial purchasers’ discounts and estimated offering expenses. The Operating Partnership used $125.5 million of the net proceeds to repay in full the outstanding indebtedness under its senior secured real estate term loan entered into on February 1, 2011, as amended, by and among certain subsidiaries of the Operating Partnership, as borrowers, the Operating Partnership, as guarantor, and Wells Fargo Bank, N.A., as administrative agent and lender (the “Senior Secured Real Estate Term Loan”). In connection with such repayment, the Operating Partnership terminated the Senior Secured Real Estate Term Loan. See Item 1.02 below for additional information. The Operating Partnership intends to use the remaining net proceeds to repay in full the outstanding indebtedness under its senior unsecured revolving credit facility (the “Revolving Credit Facility”), which amounts it may reborrow, and for general corporate purposes, including, without limitation, working capital and investment in real estate. The lenders under the Senior Secured Real Estate Term Loan and the Revolving Credit Facility include affiliates of certain of the initial purchasers of the Notes (the “Initial Purchasers”) and as such will receive a portion of the net proceeds.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers within the United States pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On March 28, 2013, in connection with the issuance and sale of the Notes, the Operating Partnership and HTA also entered into a registration rights agreement (the “Registration Rights Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., in their capacity as representatives of the Initial Purchasers. A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 4.2 to this report.

Pursuant to the Registration Rights Agreement, HTA and the Operating Partnership have agreed that they will:

•

use commercially reasonable efforts to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) within 180 days after the issue date of the Notes registering exchange notes with nearly identical terms to the Notes;

•	use commercially reasonable efforts to cause the registration statement to become effective within 240 days after the issue date of the Notes;

•	use commercially reasonable efforts to cause the exchange offer to be consummated within 30 business days after the registration statement is declared effective; and

•	in some circumstances, file a “shelf registration statement” providing for the sale of all of the Notes by the holders thereof.

If HTA and the Operating Partnership do not meet certain of the above deadlines or comply with certain other requirements set forth in the Registration Rights Agreement (a “Registration Default”), then, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to

0.25% of the principal amount of Notes to and including the 90th day following such Registration Default and 0.50% of the principal amount of Notes thereafter, for the period during which the Registration Default is not cured. In no event will additional interest on the Notes exceed 0.50% per year.

Item 1.02 Termination of a Material Definitive Agreement.

On March 28, 2013, in connection with the repayment of $125.5 million in principal amount of outstanding indebtedness (plus accrued interest) under the Senior Secured Real Estate Term Loan with a portion of the net proceeds from the issuance of the Notes, the parties to the Senior Secured Real Estate Term Loan terminated the Senior Secured Real Estate Term Loan (and the commitments thereunder) and the related security documents and guarantees. The information contained in Item 1.01 above with respect to the repayment and termination of the Senior Secured Real Estate Term Loan is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2013, the Operating Partnership issued $300.0 million in aggregate principal amount of Notes. The Operating Partnership offered the Notes at 99.186% of the principal amount thereof. The Notes are general unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Operating Partnership’s existing and future senior unsecured indebtedness and senior in right of payment to any of the Operating Partnership’s subordinated indebtedness. As a result, the Notes will be effectively subordinated in right of payment to all of the Operating Partnership’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to all existing and future liabilities and other indebtedness, whether secured or unsecured, of the Operating Partnership’s subsidiaries. The Notes bear interest at 3.70% per annum. Interest is payable on April 15 and October 15 of each year beginning October 15, 2013 until the maturity date of April 15, 2023. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by HTA. A copy of the Indenture, including the form of the Notes and guarantee of the Notes by HTA, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report.

The Notes will be redeemable at the Operating Partnership’s option and in its sole discretion, at any time or from time to time prior to April 15, 2023, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date at the adjusted treasury rate (determined in accordance with the Indenture) plus 0.30%, plus, in each case, accrued and unpaid interest thereon to the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, the Operating Partnership will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its Notes for redemption).

Notwithstanding the foregoing, if the Notes are redeemed on or after January 15, 2023 (90 days prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	a default for 90 days in the payment of any installment of interest under the Notes;

•

default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the Notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;

•

the Operating Partnership’s failure to comply with any of its agreements contained in the Notes or the Indenture upon receipt by the Operating Partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Operating Partnership’s failure to cure (or obtain a waiver of) such default within 90 days after the Operating Partnership receives such notice;

•

failure to pay any indebtedness for money borrowed by the Operating Partnership, HTA or any of the Operating Partnership’s Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect on the original issue date of the Notes) in an outstanding principal amount in excess of $35.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding Notes); and

•

certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, HTA or any of the Operating Partnership’s Significant Subsidiaries or any substantial part of their respective property.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1 Indenture, dated March 28, 2013, among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc. and U.S. Bank National Association, as trustee, including the form of 3.70% Senior Notes due 2023 and the guarantee thereof.

4.2 Registration Rights Agreement, dated March 28, 2013, among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST OF AMERICA, INC.

March 28, 2013	By:	/s/ Scott D. Peters
	Name:	Scott D. Peters
	Title:	Chief Executive Officer, President and Chairman